Exhibit 3.1    Page  E-5

                                State of Florida
                                      Seal
                               Department of State



I certify the attached is a true and correct copy of the Articles of Incorporation of CROWN INTERNATIONAL, INC., a Florida corporation filed on December 6, 1996, as shown by the records of this office.

The  document  number  of  this  corporation  is  P96000099158.




                                                Given under my hand and the
                                            Great Seal of the State of Florida
                                           at Tallahassee, the Capital, this the
                                                Ninth day of December, 1996



GREAT SEAL OF THE STATE OF FLORIDA               /s/  Sandra  B.  Mortham
              seal                                    Sandra  B.  Mortham
        IN GOD WE TRUST                               Secretary  of State

                                                                        Page E-6



                            ARTICLES OF INCORPORATION
                                       OF
                            CROWN INTERNATIONAL, INC.

The  undersigned,  acting  as  incorporator  of  a corporation under the Florida

Business Corporation Act, adopts the following Articles of Incorporation for such corporation:

     ARTICLE  I
     ----------

     The  name  of  the  corporation  is:  CROWN  INTERNATIONAL,  INC.

     ARTICLE  11
     -----------

     The  period  of  duration  of  the  corporation  is  perpetual.

     ARTICLE  III
     ------------

     The purpose or purposes for which the corporation is organized is to engage in any type of activity, within or without the United States which is lawful under the laws of the United States and the State of Florida.


     ARTICLE  IV
     -----------

     The street address of the initial principal office of the corporation and the mailing address of the corporation is: 1085 Tamarind Way, S.W., Boca Raton, Florida 33486.


  [GRAPHIC  OMITED]
                         Stamp  FILED
                       Dec.6/96  11:55am
                     Secretary  of  State  Florida

                                                                       Page  E-7

ARTICLE  V
----------

     The total authorized capital stock of this Corporation shall consist of Fifty Million (50,000,000) shares of voting common stock, having a par value of $.001 each, amounting in the aggregate to Fifty Thousand Dollars ($50,000.00). AJI stock when issued shall be fully paid for and shall be nonassessable and shares of the Corporation are not to be divided into classes.

     The holders of the outstanding capital stock shall be entitled to receive, when and as declared by the Board of Directors, dividends payable either in cash, in property, or in shares of the capital stock of the corporation. In any event, dividends on the common stock of this corporation shall have no cumulative rights whatsoever and dividends will not accumulate if the Directors do not declare dividends, whether or not there is a surplus available to the Board of Directors for the payment of dividends.

     Each shareholder of this corporation shall have one vote per share of issued and outstanding shares.

ARTICLE  V1
-----------

     The street address of the initial registered office of this Corporation is 1085 Tamarind Way, S.W., Boca Raton, Florida 33486. The initial registered agent of this Corporation is: LEDYARD H. DEWEES.

ARTICLE  VII
------------

     This Corporation shall have up to five (5) Directors, under such terms and conditions as shall be specified in the By-laws.

                                                                       Page  E-8

     ARTICLE  VIII
     -------------
     The name and address of the person signing these Articles as the incorporator is:

               Ledyard  H.  DeWees
               1085  Tamarind  Way,  S.W.
               Boca  Raton,  Florida  33486.

     ARTICLE  IX
     -----------

     The power to adopt, alter, amend or repeal By-laws shall be vested in the Board of Directors.

     ARTICLE  X
     ----------

     The Shareholders of this corporation shall not have preemptive rights to acquire the corporation's unissued shares.

     ARTICLE  XII
     ------------

     The shareholders shall have the absolute power to adopt, amend, alter, change or appeal these Articles of Incorporation when proposed and approved at a stockholder's meeting with not less than a majority vote of the issued and outstanding common stock.


     IN WITNESS WHEREOF, the undersigned incorporator has executed these Articles of Incorporation this 5th day of December, 1996.

                                         By:  /s/  Ledyard  H.  Dewees
                                            --------------------------

                                         LEDYARD  H.  DEWEES
                                         INCORPORATOR

                                                                       Page  E-9

                           CERTIFICATE OF DESIGNATION
                           --------------------------
                       REGISTERED AGENT/REGISTERED OFFICE
                       ----------------------------------

     Pursuant to the provisions of Sections 607.0501 or 617.0501, Florida Statutes, the undersigned corporation, organized under the laws of the State of Florida, submits the following statement in designating the registered office/registered agent, in the State of Florida.


     1.     The  name  of  the  corporation  is:  CROWN  INTERNATIONAL,  INC.
     2.     The  name  and  address  of  the  registered  agent  and  office is:

            LEDYARD  H.  DEWEES
            1085  Tamarind  Way,  S.W.
            Boca  Raton,  Florida  33486

HAVING BEEN NAMED AS REGISTERED AGENT AND TO ACCEPT SERVICE OF PROCESS FOR THE ABOVE STATED CORPORATION AT THE PLACE DESIGNATED IN THIS CERTIFICATE, I HEREBY ACCEPT THE APPOINTMENT AS REGISTERED AGENT AND AGREE TO ACT IN THIS CAPACITY. I FURTHER AGREE TO COMPLY WITH THE PROVISIONS OF ALL STATUTES RELATING TO THE PROPER AND COMPLETE PERFORMANCE OF MY DUTIES, AND I AM FAMILIAR WITH AND ACCEPT THE OBLIGATIONS OF MY POSITION AS REGISTERED AGENT.


                                            By:  /s/  Ledyard  H.  Dewees
                                               --------------------------

                                            LEDYARD  H.  DEWEES
                                            December  5,  1996




STAMP  FILED
Dec.  6  /  96  11:55 am
Secretary  Of  State
Tallahassee  Florida